UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007 (February 22, 2007)

Revlon Consumer Products Corporation

 (Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000

 (Registrant's telephone number, including area code)

None

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On February 22, 2007, Revlon, Inc. ("Revlon"), the parent of Revlon Consumer Products Corporation ("RCPC"), issued a press release (the "Press Release") announcing that RCPC had completed the redemption of $50 million aggregate principal amount of its 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"). The aggregate redemption price for the Notes was $50.3 million, consisting of $50 million aggregate principal amount of the Notes, plus an additional approximately $0.3 million of accrued and unpaid interest on the Notes up to, but not including, the redemption date. Following the redemption, there remained outstanding approximately $167.4 million in aggregate principal amount of the Notes.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the Press Release attached hereto as Exhibit 99.1 shall be deemed to be "furnished" to the SEC and not be deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

99.1

Press Release dated February 22, 2007 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon, Inc. furnished to the Securities and Exchange Commission on February 22, 2007).

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SIG SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Robert K. Kretzman
Name:	Robert K. Kretzman
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Date: February 22, 2007

By:   /s

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EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release dated February 22, 2007 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon, Inc. furnished to the Securities and Exchange Commission on February 22, 2007).

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